Allied Healthcare Commences Trading on the
London Stock Exchange AIM

NEW YORK, NY — January 10, 2006 — Allied Healthcare International Inc. (NASDAQ: AHCI), one of the United Kingdom’s leading providers of flexible healthcare staffing services, has been listed on the London Stock Exchange’s Alternative Investment Market (AIM), effective December 30, 2005. The Company trades under ticker symbol AIM:AHI. This admission creates a dual listing for Allied on Nasdaq and AIM.

‘‘We are pleased that the Company has now completed the listing on AIM,’’ said Tim Aitken, CEO. ‘‘This dual listing will benefit shareholders on both sides of the Atlantic and will give the Company greater access to those U.K. institutional investors who are currently unable to hold U.S. listed stocks.’’

About the Alternative Investment Market (AIM)

The AIM is the London Stock Exchange's global market for smaller, growing companies. Since its launch in 1995, more than 1,900 companies have chosen to join the Market from all over the world, creating a uniquely innovative and entrepreneurial community. AIM's success is built on a simplified regulatory environment, which has been specifically designed for smaller companies’ needs.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.

Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom. Allied operates a community-based network of more than 100 branches, with the capacity to dispatch nurses and carers (known as home health aides in the U.S.) and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of Private Patients, Community Care, Nursing Homes and Hospitals. The Company also supplies medical-grade oxygen for use in respiratory therapy in the U.K. pharmacy market, and in private practices in Northern Ireland.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied; the general level of patient occupancy at hospital and healthcare facilities of Allied's customers; the ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of Allied's information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Allied Healthcare International Inc.
Charles Murphy, 212-750-0064
charlesmurphy@alliedhealthcare.com
or
Investors:
The Investor Relations Group
Adam Holdsworth / John Nesbett, 212-825-3210